EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER OF
SEACOAST BANKING CORPORATION OF FLORIDA
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Seacoast Banking Corporation of Florida (“Company”) for the period ended September 30, 2018 (“Report”), I, Dennis S. Hudson, III , Chairman and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of The Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2018	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman & Chief Executive Officer